                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CANNONDALE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth in the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                             CANNONDALE CORPORATION

                               9 BROOKSIDE PLACE
                         GEORGETOWN, CONNECTICUT 06829
                                 (203) 544-9800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON NOVEMBER 12, 1997

To the Stockholders of Cannondale Corporation:

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Cannondale Corporation (the "Company") will be held on Wednesday, November 12, 1997, at 10:00 a.m., Eastern Standard Time, at the Ethan Allen Inn, 21 Lake Avenue Extension, Danbury, Connecticut, for the following purposes:

1. To elect two (2) Class III directors of the Company for a three-year term;

2. To approve the increase of the number of authorized shares of Common Stock to 40,000,000 shares;

3. To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as independent accountants of the Company; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Accompanying this Notice is a Proxy, a Proxy Statement and a copy of the Company's Annual Report on Form 10-K for fiscal year 1997.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE. The Proxy may be revoked at any time prior to the time that it is voted. Only stockholders of record as of the close of business on October 4, 1997, will be entitled to vote at the meeting.

By Order of the Board of Directors

John Sanders
Secretary

Georgetown, Connecticut
October 10, 1997

                             CANNONDALE CORPORATION

                               9 BROOKSIDE PLACE
                         GEORGETOWN, CONNECTICUT 06829

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Cannondale Corporation, a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Ethan Allen Inn, 21 Lake Avenue Extension, Danbury, Connecticut on Wednesday, November 12, 1997, at 10:00 a.m., Eastern Standard Time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to stockholders on or about October 10, 1997.

                                    GENERAL

     Only stockholders of record at the close of business on October 4, 1997, are entitled to notice of and to vote the shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote (i) FOR the slate of nominees proposed by the Board of Directors, (ii) FOR approval of the increase of the number of authorized shares of Common Stock to 40,000,000 shares, (iii) FOR ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 27, 1998, and (iv) with regard to all other matters which may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxies. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute a revocation of a previously granted proxy.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on October 4, 1997, will
constitute a quorum. As of October 4, 1997,           shares of Common Stock
were outstanding. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

     Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions are not counted toward a nominee's number of total votes cast. All other matters which properly come before the Annual Meeting must be approved by a majority of the votes present at the Annual Meeting. Abstentions will have the practical effect of voting against such matter, since an abstention is one less vote for approval. Broker non-votes on any matter will have no impact on such matter since they are not considered "shares present" for voting purposes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of September 26, 1997, by (i) each person known to the Company to own more than 5% of the outstanding Common Stock as of September 26, 1997, (ii) each director and nominee to be a director of the Company, (iii) each of the executive officers named in the Summary Compensation Table included elsewhere herein, and (iv) the current directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned.

                                                                                   PERCENT OF
                      BENEFICIAL OWNER                    NUMBER OF SHARES(1)     COMMON STOCK
    ----------------------------------------------------  -------------------     ------------
    Joseph S. Montgomery(2).............................       1,533,975              17.4%
    James Scott Montgomery..............................         369,653               4.2
    William A. Luca.....................................         125,254               1.4
    Richard J. Resch....................................          57,666                 *
    Daniel C. Alloway...................................         118,569               1.4
    John H.T. Wilson....................................           2,500                 *
    Tarek Abdel-Meguid..................................               0                 0
    Michael Carter......................................           5,000                 *
    Michael J. Stimola..................................           5,200                 *
    The Capital Group Companies, Inc.(3) ...............         619,000               7.1
    Franklin Resources, Inc.(4).........................         915,800              10.5
    Rainier Investment Management Inc.(5)...............         477,500               5.5
    All current directors and executive officers as a
      group
      (12 persons)......................................       2,275,781              24.7%

---------------
*   Represents less than 1% of the Company's outstanding Common Stock.

(1) The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options which may be exercised within 60 days of September 26, 1997, for the following persons: Mr. Joseph
    Montgomery -- 115,416 shares, Mr. James Scott Montgomery -- 67,666 shares, Mr. Luca -- 117,754 shares, Mr. Resch -- 57,666 shares, and Mr.
    Alloway -- 84,821 shares.

(2) Mr. Joseph S. Montgomery has a business address c/o Cannondale Corporation, 9 Brookside Place, Georgetown, Connecticut 06829.

(3) Based on information contained in Schedule 13G filed jointly by The Capital Group Companies, Inc. ("CGC") and Capital Guardian Trust Company ("CGTC") dated February 12, 1997 (the "Schedule 13G"), CGC may be deemed to have sole voting power with respect to 592,000 shares of Common Stock and sole investment power with respect to all of the shares of Common Stock reported for CGC. According to the Schedule 13G, CGC is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the Schedule 13G. CGC disclaims beneficial ownership of all of the shares of Common Stock reported for CGC.

    Based on information contained in the Schedule 13G, CGTC is a wholly owned subsidiary of CGC and may be deemed to have sole voting power with respect to 574,000 shares of Common Stock and sole investment power with respect to 601,000 shares of Common Stock reported for CGC. CGC and CGTC have an address at 333 South Hope Street, 52nd Floor, Los Angeles, California 90071.

(4) Based on information contained in Schedule 13G/A filed by Franklin Resources, Inc. dated July 10, 1997, Franklin Resources, Inc. may be deemed to have sole voting and investment power with respect to all of the shares of Common Stock reported for Franklin Resources, Inc. Franklin Resources, Inc. has an address at 777 Mariners Island Boulevard, San Mateo, California 94404.

(5) Based on information contained in the CDA/Spectrum Ownership Summary dated September 30, 1997, Rainier Investment Management Inc. ("Rainier Investment"), may be deemed to have sole voting and investment power with respect to all of the shares of Common Stock reported for Rainier Investment. Rainier Investment has an address at 601 Union Street, Seattle, Washington 98101.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons owning more than 10% of the Company's Common Stock ("Reporting Persons") to file reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon a review of copies of these filings received, the Company believes that with respect to the fiscal year ended June 28, 1997 ("Fiscal 1997"), all required filings during this period were made on a timely basis.

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of directors in Class III expires at the 1997 Annual Meeting. The Board of Directors proposes that the nominees described below be elected to Class III for a new term of three years and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SLATE OF NOMINEES DESCRIBED BELOW.

                  CLASS III -- DIRECTORS STANDING FOR ELECTION

WILLIAM A. LUCA, Director since 1994

     William A. Luca, 54, joined Cannondale in January 1994 as Vice President of Finance, Treasurer and Chief Financial Officer. Prior to joining the Company, he was a management consultant from 1989 to 1993, and served as a consultant to the Company between August and December 1993.

RICHARD J. RESCH, Director since 1990

     Richard J. Resch, 54, joined Cannondale in 1988 as Director of Manufacturing. He subsequently served as Vice President of Operations and from 1991 to the present has been Vice President for Technology Development.

              CLASS II -- TERM EXPIRES AT THE 1999 ANNUAL MEETING

TAREK ABDEL-MEGUID, Director since 1992

     Tarek Abdel-Meguid, 41, is a Managing Director and Deputy Head of the Corporate Finance Department within the Investment Banking Division of Morgan Stanley Group Inc. Mr. Abdel-Meguid has been employed in various investment banking capacities with Morgan Stanley since 1982.

JAMES SCOTT MONTGOMERY, Director since 1994

     James Scott Montgomery, 36, is a private investor and provides consulting services to the Company. He was Vice President of Marketing of the Company from 1993 to June 1997. His previous positions with the Company include founder and President of Cannondale Japan's Sales and Trading Divisions (1991 to 1993), co-founder and Managing Director of Cannondale Europe (1989 to 1991) and Director of Purchasing. Mr. Montgomery is the son of Joseph S. Montgomery, the Company's Chairman, President and Chief Executive Officer.

JOHN H.T. WILSON, Director since 1997

     John H.T. Wilson, 63, is an Advisory Director within the Investment Banking Division of Morgan Stanley Group Inc. Mr. Wilson has been employed in various investment banking capacities with Morgan Stanley since 1960. Mr. Wilson was elected to the Board of Directors by a majority of directors on May 28, 1997. Mr. Wilson was also appointed to the Audit Committee and the Compensation Committee of the Board of Directors on such date.

               CLASS I -- TERM EXPIRES AT THE 1998 ANNUAL MEETING

MICHAEL CARTER, Director since 1995

     Michael Carter, 43, is Managing Director of Carter, Morse & Company, a regional investment banking firm based in Southport, Connecticut, which he formed in 1987. Mr. Carter is also a Managing Director of Carter Capital Corp., a registered broker dealer. Previously, Mr. Carter was a Vice President at The Chase Manhattan Bank. Mr. Carter also serves as a director of First National Bank of New England and its holding company, First International Bank Corp. In the past, Carter, Morse & Company provided certain investment banking services to the Company and may provide investment banking services to the Company in the future. No fees were paid by the Company to Carter, Morse & Company in Fiscal 1997.

JOSEPH S. MONTGOMERY, Director since 1971

     Joseph S. Montgomery, 56, founded Cannondale in 1971 and has been its Chairman, President and Chief Executive Officer and a director since its formation. Mr. Montgomery is the father of James Scott Montgomery, who is also a director of the Company.

MICHAEL J. STIMOLA, Director since 1995

     Michael J. Stimola, 40, is the President of Sandvick Associates, Inc., a design and construction company headquartered in Bethel, Connecticut. See "Certain Relationships and Related Transactions." Mr. Stimola is also the founder, Chief Executive Officer and President of Sandella's Coffee Cafe, Inc., a company formed in 1994, of which Mr. Joseph Montgomery is the majority stockholder. The company develops and operates cafes in New England and the New York metropolitan area.

DIRECTORS' REMUNERATION; ATTENDANCE

     Directors who are also full-time employees of the Company receive no additional compensation for service as director. During Fiscal 1997, each non-employee director received a quarterly payment of $1,500, plus $1,000 for each day on which the member attended a meeting of the Board of Directors or a committee, together with reimbursement of actual expenses incurred in attending meetings.

     The Board of Directors met four times during Fiscal 1997. No director attended fewer than 75% of the total number of meetings of the Board and committees on which such director served.

COMMITTEES OF THE BOARD

     At its December 1994 meeting, the Board established standing Compensation and Audit Committees. The Compensation Committee is composed of Messrs. Abdel-Meguid, Carter, Stimola, Wilson and Joseph Montgomery. The Audit Committee is composed of Messrs. Abdel-Meguid, Carter, Stimola and Wilson.

     The Compensation Committee's functions are to review and set the compensation, including salary, bonuses, stock options and other incentive compensation, of the Company's Chief Executive Officer and certain of its most highly compensated officers, and to review, approve and recommend the Company's stock option plans. The Compensation Committee met two times during Fiscal 1997.

     The Audit Committee's functions are to review financial and auditing issues of the Company, including the Company's choice of independent public accounting firms, and to make recommendations to the Board of Directors. The Audit Committee met two times during Fiscal 1997.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS OF THE
COMPANY

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Executive Officer Compensation

     The Company's compensation program for executive officers consists of three key elements: a base salary, a discretionary annual bonus and grants of stock options, in addition to benefit plans available to all employees. The Committee believes that this approach best serves the interests of stockholders by ensuring that executive officers are compensated in a manner that advances both the short- and long-term interests of stockholders.

     Total Cash Compensation -- Salary and Bonuses. Salaries paid to executive officers are reviewed annually by the Chief Executive Officer based upon his subjective assessment of the nature of the position, and the contribution, experience and Company tenure of the executive officer. The Chief Executive Officer reviews his salary recommendations for all executive officers with the Compensation Committee, which is responsible for approving or disapproving those recommendations. In addition, the Chief Executive Officer makes recommendations to the Compensation Committee as to discretionary annual bonuses, if any, to be paid to individual executive officers, based upon his evaluation of each executive officer's contribution to Company performance.

     Stock Options. The Company's 1994 Stock Option Plan, 1994 Management Stock Option Plan, 1995 Stock Option Plan and 1996 Stock Option Plan authorize the Administrative Committee of non-employee directors to grant options to executives of the Company. The Administrative Committee is composed of the three non-employee directors on the Compensation Committee. Option grants are made from time to time to executives whose contributions are perceived to have had or to be likely to have a significant impact on the Company's performance.

Chief Executive Officer Compensation

     Mr. Joseph Montgomery's compensation as Chief Executive Officer is composed of the same elements and performance measures as for the Company's other senior executives. The Compensation Committee believes that Mr. Montgomery's total compensation reflects the unique contributions that he makes to the Company's performance as an innovative leader in the bicycle industry. He was awarded a bonus of $50,000 in the fiscal year ended June 29, 1996 ("Fiscal 1996") based on corporate profitability in the fiscal year ended July 1, 1995 ("Fiscal 1995"). Mr. Montgomery received no bonus in Fiscal 1997. The Committee believes that such compensation is appropriate based on the Company's performance, including its earnings, revenue growth and cash flow from operations.
                                          Members of the Compensation Committee

                                          Tarek Abdel-Meguid
                                          Michael Carter
                                          Joseph S. Montgomery
                                          Michael J. Stimola
                                          John H.T. Wilson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of the Company has a Compensation Committee composed of Messrs. Abdel-Meguid, Stimola, Carter, Wilson and Joseph Montgomery. During the last fiscal year Joseph Montgomery, the Company's Chairman, President and Chief Executive Officer, participated in discussions with members of the Compensation Committee concerning executive officer compensation.

     Joseph Montgomery serves as a director of Sandella's Coffee Cafe, Inc., a company formed in 1994, of which Mr. Stimola is the founder, Chief Executive Officer and President. The company develops and operates cafes in New England and the New York metropolitan area.

     Joseph Montgomery is the sole shareholder of JSM, Inc. ("JSM"). JSM owns a Cessna Citation Jet aircraft which it leases to the Company. See "Certain Relationships and Related Transactions."

     Sandvick Associates, Inc., of which Mr. Stimola is the President and majority stockholder, has been the construction manager and general contractor for several construction projects of the Company, including an ongoing construction project of the Company's new headquarters and an expansion project at the Company's Bedford, Pennsylvania facility. See "Certain Relationships and Related Transactions."

     Joseph Montgomery is the sole manager, and Joseph Montgomery and Sandvick Associates, Inc., are each members, of Nantucket Roost Associates, LLC, a limited liability company which has purchased the Company's existing headquarters facility for approximately $1.7 million. See "Certain Relationships and Related Transactions."

     In January 1997, the Company provided Mr. Montgomery with certain loans which have been repaid. See "Certain Relationships and Related Transactions."

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth certain information with respect to the compensation paid by the Company for services rendered to the Company in all capacities during Fiscal 1997, Fiscal 1996 and Fiscal 1995 to its Chief Executive Officer and to its four most highly paid executive officers other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                                        AWARDS(3)
                                                                      ANNUAL           ------------
                                                                 COMPENSATION(1)        SECURITIES
                                                               --------------------     UNDERLYING
             NAME AND PRINCIPAL POSITION               YEAR     SALARY     BONUS(2)     OPTIONS(#)
-----------------------------------------------------  ----    --------    --------    ------------
Joseph S. Montgomery.................................  1997    $278,471    $     0             0
  President and Chief Executive Officer                1996     251,304     50,000        40,000
                                                       1995     257,668     10,000        50,000
William A. Luca......................................  1997     233,100     75,000        50,000
  Vice President of Finance, Treasurer                 1996     233,100     50,000        64,715
                                                       1995     168,808     10,000        60,000
Richard J. Resch.....................................  1997     139,000     35,000             0
  Vice President for Technology Development            1996     139,000     25,000        25,000
                                                       1995     139,000      5,000        20,000
James Scott Montgomery...............................  1997     104,177     42,000             0
  Vice President of Marketing                          1996     130,000     30,000        10,000
                                                       1995     130,000      5,000        30,000
Daniel C. Alloway....................................  1997     148,462     50,000        50,000
  Vice President of Sales -- United States             1996     130,000     30,000        88,091
                                                       1995     119,231      8,000        20,000

---------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the executive officer during Fiscal 1997, Fiscal 1996 and Fiscal 1995.

(2) Bonuses paid in Fiscal 1997 are based on corporate profitability in Fiscal 1996. Bonuses based on corporate profitability in Fiscal 1997, payable in the fiscal year ending June 27, 1998, for Messrs. Joseph Montgomery, Luca, Resch and Alloway will be $67,391, $67,391 $31,449 and $44,927, respectively.

(3) The Company did not grant any restricted stock awards or stock appreciation rights during Fiscal 1997, Fiscal 1996 or Fiscal 1995. The Company does not have any long-term incentive plan.

     The following table sets forth certain information regarding stock options granted during Fiscal 1997 by the Company to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                               PERCENT                                     POTENTIAL
                                NUMBER OF      OF TOTAL                                REALIZABLE VALUE
                                SECURITIES     OPTIONS                                 AT ASSUMED ANNUAL
                                UNDERLYING    GRANTED TO    EXERCISE                    RATES OF STOCK
                                 OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION    PRICE APPRECIATION
NAME                            GRANTED(1)   FISCAL YEAR    PER SHARE      DATE       FOR OPTION TERM(2)
------------------------------  ----------   ------------   ---------   ----------   ---------------------
                                                                                        5%          10%
                                                                                     ---------   ---------
Joseph S. Montgomery..........         0             0       $     0            --   $       0   $       0
William A. Luca...............    50,000         11.01         18.75      12/06/06     589,589   1,494,134
Richard J. Resch..............         0             0             0            --           0           0
James Scott Montgomery........         0             0             0            --           0           0
Daniel C. Alloway.............    50,000         11.01         18.75      12/06/06     589,589   1,494,134

---------------

(1) All options vest over a five-year period from the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent of the fair value of the Common Stock on the date of grant of the options, compounded annually from the date of grant to the option expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the values reflected will be achieved.

     The following table sets forth certain information with respect to the aggregate exercises of stock options and unexercised stock options held as of June 28, 1997, by the executive officers named in the Summary Compensation Table above.

                 AGGREGATE OPTIONS EXERCISED IN FISCAL 1997 AND
                       FISCAL 1997 YEAR END OPTION VALUES

                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF SECURITIES              IN-THE-MONEY
                                                          UNDERLYING UNEXERCISED      OPTIONS AT JUNE 28, 1997(1)
                                 SHARES                  OPTIONS AT JUNE 28, 1997
                               ACQUIRED ON    VALUE     ---------------------------   ---------------------------
            NAME                EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  -----------   --------   -----------   -------------   -----------   -------------
Joseph S. Montgomery.........         --     $     --      85,416         43,334       $ 885,864      $ 160,736
William A. Luca..............         --           --      84,421        113,144         650,822        200,928
Richard C. Resch.............     10,000      183,500      42,666         23,334         463,714         89,436
James Scott Montgomery.......         --           --      54,333         16,667         654,199         69,001
Daniel C. Alloway............         --           --      69,821        115,895         598,047        142,504

---------------

(1) The values in this column represent the closing sales price of the Company's Common Stock on the Nasdaq National Market on June 27, 1997, $17.94, less the respective option exercise price.

COMPARISON OF CUMULATIVE TOTAL RETURNS

     The following graph compares the performance of the Company's Common Stock with the performance of the Nasdaq Stock Market (US Companies) Stock Price Index (the "Nasdaq Index") and a peer group index created by the Company, over the period from November 16, 1994 (the first day of public trading of the Company's Common Stock) to June 27, 1997. The graph assumes that $100 was invested on November 16, 1994, in each of the Company's Common Stock, the Nasdaq Index and the peer group index, and that all dividends were reinvested.

     The peer group index created by the Company is composed of companies in bicycle or other recreational product lines of business. The common stock of the following companies has been included in the peer group index: K2, Inc., Bell Sports Corp., Callaway Golf Company, GT Bicycles, Inc., The Coleman Company, Inc., First Team Sports, Inc., Huffy Corporation, Ride, Inc. and RockShox Inc.

                                                           Nasdaq Stock
        Measurement Period              Cannondale          Market (US        Self-Determined
      (Fiscal Year Covered)             Corporation         Companies)          Peer Group
        Measurement Period                100.000             100.000             100.000
11/16/94
        Measurement Period 11/94           91.818              96.969              95.414
        Measurement Period 12/94           72.727              96.601              96.258
        Measurement Period  1/95           89.091              96.868              94.657
        Measurement Period  2/95           94.545             103.584              98.194
        Measurement Period  3/95           85.455             107.848              96.951
        Measurement Period  4/95          110.909             110.012              88.360
        Measurement Period  5/95          107.273             113.833              94.281
6/28/95                                    96.364             120.262              92.429
        Measurement Period  7/95          121.818             131.493             100.230
        Measurement Period  8/95          125.455             131.955              98.096
        Measurement Period  9/95          114.545             137.225              99.134
        Measurement Period 10/95          109.091             134.498              94.212
        Measurement Period 11/95          100.000             137.906             105.218
        Measurement Period 12/95          112.727             137.047             115.272
        Measurement Period  1/96          103.636             136.610             103.432
        Measurement Period  2/96          110.000             145.336             116.403
        Measurement Period  3/96          123.636             143.849             128.799
        Measurement Period  4/96          153.636             156.287             130.558
        Measurement Period  5/96          160.000             163.078             138.841
6/28/96                                   147.273             156.629             142.150
        Measurement Period  7/96          161.818             142.556             128.458
        Measurement Period  8/96          133.636             152.295             130.054
        Measurement Period  9/96          170.909             162.686             130.510
        Measurement Period 10/96          146.364             159.571             120.422
        Measurement Period 11/96          138.636             169.632             120.251
        Measurement Period 12/96          170.909             170.379             114.293
        Measurement Period  1/97          176.364             178.598             124.343
        Measurement Period  2/97          148.182             172.190             121.249
        Measurement Period  3/97          140.909             164.679             113.611
        Measurement Period  4/97          134.545             160.184             119.048
        Measurement Period  5/97          130.455             186.009             128.033
6/27/97                                   130.455             189.769             139.424

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Joseph Montgomery is the sole shareholder of JSM, Inc. ("JSM"). JSM owns a Cessna Citation Jet aircraft which it leases to the Company under a lease which expires in October 1999. Rental payments under the lease are based on the fair rental value of the Cessna Citation Jet. Rental payments from October 6, 1996, to October 5, 1998, were $100,000 for the first month, and $25,000 per month thereafter; rent for the third year of the term will be adjusted based on the fair rental value of the Cessna Citation Jet on the second anniversary date of the lease. Under the terms of the lease, the Company will pay all taxes, maintenance and insurance expenses for the aircraft. The Company uses the aircraft largely for transporting personnel between its Connecticut headquarters and its Pennsylvania manufacturing facilities.

     The Company has entered into an agreement with Joseph Montgomery pursuant to which he agrees to pay the Company for any personal use of the aircraft leased from JSM. This agreement does not require the Company to make the aircraft available to Mr. Montgomery, but governs payments to be made by Mr. Montgomery for such personal use as may be agreed to by the Company from time to time. Payment for such personal use is at the rate established from time to time by the Internal Revenue Service as reasonable for personal use of employer owned aircraft. During Fiscal 1997, Mr. Montgomery's personal use of the aircraft was valued at $38,471.

     Sandvick Associates, Inc. ("Sandvick"), of which Mr. Stimola is the president and majority stockholder, has been the construction manager and general contractor for several construction projects of the Company in Connecticut and Pennsylvania, including ongoing construction projects at the Company's new headquarters and its Bedford, Pennsylvania facility. In Fiscal 1997, the Company paid Sandvick $4,362,282 for the ongoing construction projects at the Company's new headquarters and its Bedford, Pennsylvania facility.

     The Company has engaged Sandvick to act as general contractor for the construction of an addition of up to 40,000 square feet to its manufacturing facility in Bedford, Pennsylvania. The additional space will be used for warehousing and expanded production.

     The Company purchased land in Fiscal 1997 and is in the process of constructing a new headquarters facility, located approximately 10 miles from the existing headquarters. The Company engaged Sandvick to act as general contractor for the construction of the new facility.

     In Fiscal 1997, in connection with the construction of the Company's new headquarters facility, Sandvick entered into a contract to purchase the existing headquarters facility for approximately $1.7 million. Sandvick subsequently assigned the contract to Nantucket Roost Associates, LLC ("Nantucket Roost"), which purchased the property in October 1996. Joseph Montgomery is the sole manager, and Joseph Montgomery and Sandvick are each members, of Nantucket Roost. Pending its relocation to the new headquarters facility, the Company will continue to occupy the current facility on a month-to-month net lease of $16,000 per month.

     The Company has agreed to provide up to $450,000 in interest-free loans to Mr. Luca to enable him to purchase a home in the vicinity of the Company's headquarters; the home is currently under construction. As of June 28, 1997, $170,557 had been advanced to Mr. Luca. The loans mature on December 29, 2006, at which time the entire principal balance is due. The loans are secured by a mortgage on Mr. Luca's new residence.

     In January 1997, the Company provided Mr. Montgomery with three separate loans in the aggregate principal amount of $755,000. As of February 13, 1997, Mr. Montgomery had repaid the entire principal amount of such loans, together with interest at the Company's then current borrowing rate.

     The Board of Directors of the Company believes that the terms of the transactions described above (other than those involving loans to employees) were on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties; and that the transactions involving loans to employees were fair and reasonable under the circumstances. The Company anticipates that future transactions with affiliated parties will be approved by a majority of the Company's disinterested directors and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

         ITEM 2 -- PROPOSAL CONCERNING INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

     On September 3, 1997, the Board of Directors unanimously approved and recommended that the stockholders consider and approve an amendment to Article FOURTH of the Company's Restated Certificate of Incorporation (the "Certificate") that would increase the number of authorized shares of the Company's Common Stock, from 18,000,000 shares to 40,000,000 shares. This proposal would not change the authorized number of shares of the Company's Preferred Stock, par value $.01 per share (the "Preferred Stock"). To be adopted, this proposal requires the affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock entitled to vote thereon at the Annual Meeting.

     It is proposed that Article FOURTH of the Certificate be amended by deleting paragraph (a) thereof in its entirety and substituting the following in lieu thereof:

     FOURTH:

        (a) Designation of Classes. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 42,000,000, consisting of 2,000,000 shares of Preferred Stock and 40,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

     As of September 26, 1997, there were 8,700,185 shares of Common Stock outstanding, 25,000 shares of Common Stock held in treasury and 2,073,020 shares reserved for issuance under the Company's stock option plans and employee stock purchase plans. Accordingly, an aggregate of 7,226,795 authorized but unissued shares and treasury shares were available for future use as of September 26, 1997.

     As of September 26, 1997, there were no shares of Preferred Stock outstanding or held in treasury.

     The Board of Directors considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Board the necessary flexibility to issue shares of Common Stock in connection with stock dividends and splits, acquisitions, financings and employee benefits and for other general corporate purposes without the expense and delay incidental to obtaining stockholder approval of an increase in the number of authorized shares at the time of such action (unless such approval is otherwise then required for a particular issuance by applicable law or by the rules of any stock exchange on which the Company's securities may then be listed).

     The proposed increase in the number of authorized shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company in the future. Such additional shares could be issued by the Board of Directors in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a person or entity attempting to obtain control of the Company. The amendment to the Certificate is not being proposed in response to any known effort to acquire control of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 18,000,000 SHARES TO 40,000,000 SHARES.

        ITEM 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Company has appointed Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 27, 1998 ("Fiscal 1998"). Ernst & Young LLP has served as the Company's independent accountants since 1993. Services provided to the Company and its subsidiaries by Ernst & Young LLP with respect to Fiscal 1997 included the audit of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various tax matters. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for Fiscal 1998 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1998.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company, for inclusion in the Company's proxy statement relating to the 1998 Annual Meeting, by June 12, 1998.

                             ADDITIONAL INFORMATION

     The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

October 10, 1997
                                              By Order of the Board of Directors

                                                                    John Sanders
                                                                       Secretary

                                                                    Appendix A

                                     PROXY

                             CANNONDALE CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Joseph S. Montgomery and William A. Luca, and each of them individually, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock of the undersigned at the Annual Meeting of the Company, to be held at the Ethan Allen Inn, 21 Lake Avenue Extension Danbury, Connecticut, on Wednesday, November 12, 1997 at 10:00 a.m., Eastern Standard time and at any adjournments or postponements thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

                                                                /SEE REVERSE/
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE

/X/ Please mark
    votes as in
    this example.


        The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

        1. Election of Class III Directors.

           Nominees: William A. Luca and Richard J. Resch


                            FOR          WITHHOLD
                            / /            / /

         / /
            --------------------------------------------
            For Both Nominees Except as Noted Above


        2. Approval of the increase of the number of authorized shares of Common Stock to 40,000,000 shares.

                  FOR           AGAINST         ABSTAIN
                  / /             / /             / /

        3. Selection of Independent Accountants.

                  FOR           AGAINST         ABSTAIN
                  / /             / /             / /

        4. The proxies are authorized to vote upon such other business that may properly come before the meeting in accordance with the judgment of the person or persons voting this proxy.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

MARK HERE   / /
FOR ADDRESS
CHANGE AND
NOTE BELOW






Signature                  Date             Signature              Date
         -----------------      --------              -------------     -------